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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2000 relating to the consolidated financial statements of Zapata Corporation, which appears in the 1999 Annual Report to Shareholders of Zapata Corporation, which is incorporated by reference in Zapata Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated March 30, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Rochester, New York
September 11, 2000